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                                                                     Exhibit 4.1

                                                                    COMMON STOCK

NUMBER                                                                    SHARES

___________________                                            _________________


                            AmeriVest Properties Inc.

                                             SEE REVERSE FOR CERTAIN DEFINITIONS


                            INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
 THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF KANSAS CITY, MO, OR NEW YORK,
                                                                             NY


This Certifies that ___________________________


is the record holder of ___________________________

   FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE OF

    ------------------------AmeriVest Properties Inc.------------------------

transferable on the books of the Corporation by the Holders hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the Seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated


/s/ Alexander S. Hewitt                /s/ Charles K. Knight
-------------------------         ------------------------------
Secretary                         President

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  KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE
CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM  -  as tenants in common         UNIF GIFT MIN ACT ____ Custodian ____
  TEN ENT  -  as tenants by the entireties                   (  )        (Minor)
  JT TEN   -  as joint tenants with right          under Uniform Gifts to Minors
              of survivorship and not as           Act _______________
              tenants in common                           (State)

                                           UNIF TRF MIN ACT ________ Custodian
                                                                (until age ___)
                                                 _______ under Uniform Transfers
                                                 (Minor)
                                           to Minors Act _______________________
                                                               (State)

     Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, ___________________________ hereby sell, assign and transfer unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

  ____________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

  ____________________________________________________________________________

  ____________________________________________________________________________

  _______________________________________________________________________Shares
  of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________ ___________________________________________________________________Attorney to
  transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

  Dated _______________________


                                        X________________________________

                                        X________________________________
                                        THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                        CORRESPOND WITH THE NAME(S) AS WRITTEN
                                NOTICE: UPON THE FACE OF THE CERTIFICATE IN
                                        EVERY PARTICULAR, WITHOUT ALTERNATION OR
                                        ENLARGEMENT OR ANY CHANGE WHATEVER.

  Signature(s) Guaranteed

  By ________________________________________________________________
  THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR
  INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The Company's Articles of Incorporation and Bylaws, as amended, set forth a full statement of (a) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class of shares which the Company is authorized to issue and (b) the authority of the Board of Directors to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of stock of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series of preferred stock. The Company will furnish a copy of such statement to any stockholder on request and without charge.

The shares of common stock evidenced by this Certificate are subject to restrictions on ownership and transfer as set forth in the Company's Articles of Incorporation or Bylaws, as amended, for purposes of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Any transfer of shares of stock in violation of these ownership and transfer restrictions will result in the shares of stock being designated and treated as "Excess Shares" which shall be held in trust by an unaffiliated trustee for the benefit of a charitable beneficiary. The Company will furnish a copy of such ownership and transfer restrictions to any stockholder on request and without charge.